Exhibit 10.50

SENIOR SECURED REVOLVING CREDIT PROMISSORY NOTE

US$4,000,000	May 15, 2023

FOR VALUE RECEIVED, and pursuant to that certain Senior Secured Loan Agreement of even date herewith, as amended or supplemented from time to time (the “Loan Agreement”), by and among the Borrower Parties thereto and KGPLA Holdings, LLC, a Delaware limited liability company or its assigns (the “Payee”), the undersigned (the “Borrower”) absolutely and unconditionally promises to pay to the order of the Payee, the principal sum of US$4,000,000, or such lesser amount as may be outstanding under this Senior Secured Revolving Credit Promissory Note (this “Note”) based on the aggregate of the actual Revolving Credit Loans from the Lender outstanding from time to time (the “Outstanding Principal”) in accordance with the provisions of the Loan Agreement, plus interest from the date of disbursement of each Revolving Credit Loan (the “Interest Rate”) that is the greater of (i) 1.5% of the gross daily receipts generated from the New Bitcoin ATM Machines, whether from the New Crypto Inventory purchased by the Borrower from the proceeds of the Loan for the New Bitcoin ATM Machines, or any from any other crypto inventory used in connection with the New Bitcoin ATM Machines, or (ii) 20% per annum on the Outstanding Principal as of the Interest Payment Date (as defined below), in each case, payable in the manner described below and in the Loan Agreement. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Loan Agreement.

(a)                Principal Payments. On the Maturity Date, by wire transfer of immediately available funds to the account designated by the Payee in a separate writing, the Total Outstanding Principal.

(b)                Interest Payments. Commencing the day after the Loan is initially funded and continuing on the same day of each subsequent month (“Interest Payment Date”) until the date that the Outstanding Principal is fully paid pursuant to clause (a) above, Borrower will make monthly payments of interest at the Interest Rate, as calculated pursuant to this Note and Section 2.07 of the Loan Agreement. In furtherance thereof, 1.5% of gross daily receipts will be paid on a daily basis to the crypto wallet specified in writing by the Lender, and at the end of each calendar month while there is any Outstanding Principal, the Borrower will calculate the sum of the payments from the previous calendar month to determine if such payments were at least equal to the interest rate per annum set forth in the introductory paragraph, and will provide such calculation to the Payee no later than five (5) Business Days after the Interest Payment Date; if such amounts paid are not equal to or greater than such rate, then the Borrower will promptly and no later than two (2) Business Days after delivery of the calculation to the Payee. By way of example, monthly gross revenue for purposes of calculating the Interest Rate for the June 1 interest payment would include gross revenue as measured from May 1 through May 31.

(c)               Multiple Borrowings. This Note represents multiple borrowings of the Borrower and evidences each Revolving Credit Loan under the Loan Agreement. This Note, and each such Revolving Credit Loan represented by this Note, is secured by the Collateral and is entitled to the benefits of the Guaranty made by the Guarantors in favor of the Lender. Upon the occurrence and continuation of any Event of Default under the Loan Agreement, the Outstanding Principal will become, or may be declared to be, immediately due and payable, all as provided in the Loan Agreement.

(d)             Revolving Credit Loans made by the Lender will be evidenced by one or more records or accounts maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and all payments made on the Revolving Credit Loans; provided that any failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower Parties under this Note.

Whenever any payment of principal or interest is due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

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The entire outstanding principal amount together with all accrued interest thereon and other monetary obligations due and owing by Borrower pursuant to the Loan Agreement must be paid in full by not later than the Maturity Date, or an earlier date on which an Event of Default occurs, if applicable.

This Senior Secured Promissory Note (this “Note”) is evidence of borrowings under, is subject to the terms and conditions of and has been issued by the Borrower in accordance with the terms of, the Loan Agreement, and is the Second Senior Secured Promissory Note referred to therein. The Payee, and any holder hereof, is entitled to the benefits and subject to the conditions of the Loan Agreement and may enforce the agreements of the Borrower Parties contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. This Note is secured by the Security Documents described in the Loan Agreement.

The Borrower and every endorser and Guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notice in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party primarily or secondarily liable.

This Note shall be deemed to take effect as a sealed instrument under the laws of the State of Florida and for all purposes shall be construed in accordance with such laws (without regard to conflicts of laws rules).

[Signature Page Follows]

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[Signature Page to Senior Secured Revolving Credit Promissory Note]

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed by its duly authorized officer as of the day and year first above written.

BORROWER:

Athena Bitcoin Global, a Nevada corporation

By:___________________________

Name: Matias Goldenhorn

Title: CEO

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